LOCKUP AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 2nd day of August, 2007, by Yi Hua Kang (“Holder”), in connection with his ownership of shares of Ever-Glory International Group, Inc., a Florida corporation (the “Company”).

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1. Background.

a.  Holder is the beneficial owner of the amount of shares of the Common Stock, $.0001 par value, of the Company (“Common Stock”) designated on the signature page hereto.

b. Holder acknowledges that the Company has entered into or will enter into at or about the date hereof agreements with subscribers to the Company’s Notes, some of which are convertible into Common Stock (“Notes”) and Warrants (the “Subscribers”). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to obtain on behalf of the Subscribers an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement until one year after the Closing Date (as defined in the Subscription Agreement) (the “Restriction Period”).

2. Share Restriction.

a. Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all shareholders of the Company in connection with merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

b. Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

c. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

3. Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

c. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

g. The Holder acknowledges that this Lockup Agreement is being entered into for the benefit of the Subscribers identified in the Subscription Agreement dated August 2, 2007 between the Company and the Subscribers, may be enforced by the Subscribers and may not be amended without the consent of the Subscriber, which may be withheld for any reason.

h. In the event that the Holder is required by an underwriter to enter into a lockup agreement in connection with an underwritten public offering of the Company (“Underwriter Lockup”), this Lockup Agreement shall be superseded by the Underwriter Lockup upon entry into the Underwriter Lockup, provided that the restrictions under such Underwriter Lockup shall not lapse prior to the end of the Restriction Period set forth in this Lockup Agreement. If the Underwriter Lockup lapses prior to the end of the Restriction Period, this Lockup Agreement shall once again be enforceable until the end of the Restriction Period.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

________________________________
(Signature of Holder)

________________________________
(Print Name of Holder)

________________________________
Number of Shares of Common Stock

Beneficially Owned

COMPANY:

EVER-GLORY INTERNATIONAL GROUP, INC.

By:______________________________
Yi Hua Kang
Chief Executive Officer